Exhibit 10.5
                                       CONTRACT AREA: JATILUHUR, ONSHORE W.JAVA


C-



                           PRODUCTION SHARING CONTRACT

                                     between

               PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGERA
                                  ( PERTAMINA )

                                       and

                             SABA JATILUHUR LIMITED

                   CONTRACT AREA: JATILUHUR, ONSHORE, W.JAVA.



INDEX

SECTION  TITLE                                                             PAGE

I        SCOPE AND DEFINITIONS                                                3
II       TERM                                                                 6
III      EXCLUSION OF AREAS                                                   7
IV       WORK PROGRAM AND EXPENDITURES                                        8
V        RIGHTS AND OBLIGATIONS OF THE PARTIES                               11
VI        RECOVERY OF OPERATING  COST AND HANDLING
         OF  PRODUCTION                                                      17
VII      VALUATION OF CRUDE OIL                                              22
VIII     CONPENSATION,ASSISTANCE,AND PRODUCTION BONUS                        25
IX       PAYMENTS                                                            26
X        TITLE TO EQUIPMENT                                                  27
XI       CONSULTATION AND ARBITRATION                                        28
XII      EMPLOYMENT AND TRAINING OF INDONESIAN PERSONNEL                     29
XIII     TERMINATION                                                         30
XIV      BOOKS AND ACCOUNTS,AND AUDITS                                       31
XV       PARTICIPATION                                                       32
XVI      OTHER PROVISIONS                                                    34
XVII     EFFECTIVENESS                                                       36

EXHIBITS

"A"      DESCRIPTION OF CONTRACT AREA                                       A-1
"B"      MAP OF CONTRACT AREA                                               B-1
"C"      ACCOUNTING PROCEDURE                                               C-1
"D"      OPERATING AGREEMENT                                                D-1
"E-1"    ORGANIZATION (EXPLORATION STAGE)                                   E-1
"E-2"    ORGANIZATION (COMMERCIALITY STAGE)                                 E-2
"F"      MEMORANDUM OF PARTICIPATION                                        F-1


                           PRODUCTION SHARING CONTRACT

                                     between

               PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

                                  ( PERTAMINA )

                                       and

                             SABA JATILUHUR LIMITED

THIS CONTRACT, made and entered into on this ______day of _______, 19 _______, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, a State Enterprise, established on the basis of Law No. 8./1971 hereinafter called "PERTAMINA", party of the first part, and SABA JATILUHUR LIMITED a corporation organized and existing under the laws of CAYMAN ISLANDS, hereinafter called "CONTRACTOR", party of the second part, both hereinafter sometimes referred to either individually as the "Party" or collectively as the "Parties".


                                   WITNESSETH

WHEREAS, all mineral oil and gas existing within the statutory mining territory of Indonesia, are national riches controlled by the State; and

WHEREAS, PERTAMINA has an exclusive "Authority to Mine" for mineral oil and gas throughout the area described in Exhibit "A" and outlined on the map which is Exhibit "B" both attached hereto and made a part hereof, which area is hereinafter referred to as the "Contract Area" ; and

WHEREAS, PERTAMINA wishes to promote the development of Contract Area and CONTRACTOR desires to join and assist PERTAMINA in accelerating the exploration and development of the resources within the Contract Area; and

WHEREAS,   PERTAMINA  and  CONTRACTOR  have  the  financial  ability,  technical competence and professional skills necessary to carry out the Petroleum Operations hereinafter described; and

WHEREAS, in accordance with Law No.44 Prp/1960 Law No.8/1971 cooperative agreements in the form of a Production Sharing Contract may be entered into in the sector of oil and gas between PERTAMINA and foreign contractors; and

WHEREAS the parties will carry out operations on the Contract Area as a Joint Operation, the participating interest of CONTRACTOR being subject to a regime of Production Sharing, and for this purpose have entered into an Operating Agreement, annexed hereto as Exhibit "D";

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:



                                    SECTION I

                              SCOPE AND DEFINITIONS

1.1      SCOPE

      This Contract is a Production Sharing Contract in accordance with the provisions herein contained. PERTAMINA shall have and be responsible for the management of the operations contemplated hereunder. PERTAMINA, assisted by CONTRACTOR, will be responsible for conducting the Petroleum Operations and the Parties shall establish a Joint Operating Body which shall conduct and execute the Petroleum Operations in accordance with the provisions of this Contract. The Parties shall, subject to the provisions herein contained, provide all the financial and technical assistance required for such operations and shall carry the risk of Operating Cost in carrying out operations and CONTRACTOR shall therefore have an economic interest in the development of the Petroleum deposits in the Contract Area. The costs accruing therefrom shall be included in Operating Costs recoverable as provided in Section VI. Except as may otherwise be provided in this Contract, in the Accounting Procedures attached hereto or by written agreement of PERTAMINA, CONTRACTOR will not incur interest expenses to finance its operations hereunder.

      During the term of this Contract, CONTRACTOR participating interest share of the total production achieved in the conduct of such operations shall be divided in accordance with the provisions of Section VI hereof.

1.2. DEFINITIONS

       In the text of this Contract, words and terms defined in Article 1 of Law No. 44 Prp/1960 shall have the same meaning in accordance with such definitions.

         1.2.1. Affiliated Company or "Affiliate" means a company or other entity that controls, or is controlled by a party to this Contract, or a company or other entity which controls or is controlled by a company or other entity which controls a party to this Contract, it is being understood that control shall mean ownership by one company or entity of at least 50% of (a) the voting stock, if the other company is a corporation issuing stock, of (b) the controlling rights or interests, if the other entity is not a corporation.

         1.2.2 Barrel means a quantity or unit of oil, forty two (42) United States gallons at the temperature of sixty (60)
                  ------
                  degrees Fahrenheit.

         1.2.3. Barrel of Oil Equivalent (BOE) means six thousand (6,000) standard Cubic feet of Natural Gas based on the gas having a calorific value of one thousand (1,000) British Thermal Unit per cubic foot (BTU/ft3).

         1.2.4. Budget of Operating Costs means costs estimates of all items included in the Work Program.

         1.2.5. Calendar Year or "Year", means a period of twelve (12) months Commencing with January 1 and ending on the following December 31, according to the Gregorian Calendar.

         1.2.6. Contract Area means the area within statutory mining territory of Indonesia covered by the "Authority to Mine" which is the subject of this Contract, which Contract Area is described and outlined in Exhibit "A" and "B" attached hereto and made a part hereof.

         1.2.7. Contract Year means a period of twelve (12) consecutive months according to the Gregorian Calendar counted from the Effective Date of this Contract or from the anniversary of such Effective Date.

         1.2.8. Crude Oil means crude mineral oil, asphalt, ozokerite and all kinds of hydrocarbons and bitumens, both in solid and in liquid form, in their natural state or obtained from Natural Gas by condensation or extraction.

         1.2.9.   Effective Date means the date of the approval of this Contract
                  by  the  Government  of  Indonesia  in  accordance   with  the
                  provisions of the applicable law.

         1.2.10. Force Majeure means delays or defaults in Performance under this Contract caused by circumstances beyond the control and with out the fault or negligence of PERTAMINA and/or CONTRACTOR that may affect economically or otherwise the continuing of operations under this Contract, including but not restricted to acts of God or the public enemy, perils of navigation, fire, hostilities, war (declared or undeclared), blockade, labor disturbances, strikes, riots, insurrections, civil commotion, quarantine restrictions, epidemics, storms, earthquakes, or accidents.

         1.2.11. Foreign Exchange means currency other than that of the Republic of Indonesia but acceptable to PERTAMINA and to the Republic of Indonesia and to CONTRACTOR.

         1.2.12. Indonesian Income Tax Law means the current Tax Code including all appropriate regulations.

         1.2.13. JOB means the Joint Operating Body established for the purpose provided for in Article 3 of the Operating Agreement.

         1.2.14. Natural Gas means all gaseous hydrocarbons from wells, including wet mineral gas, dry mineral gas, casing head gas and residue gas remaining after the extraction of liquid hydrocarbons from wet gas.

         1.2.15. Operating Agreement means the Operating Agreement attached hereto as Exhibit "D" and made a part hereof.

         1.2.16. Operating Costs means expenditures made and obligations incurred in carrying out Petroleum Operations hereunder determined in accordance with the Accounting Procedures attached hereto as Exhibit "C" and made a part hereof.

         1.2.17. Operator means the Operator appointed pursuant to Article 3 of the Operating Agreement.

         1.2.18. Petroleum means mineral oil and gas, hereinafter called Crude Oil and Natural Gas as defined in Law No.44 Prp/1960.

         1.2.19. Petroleum Operations means all exploration, development, extraction, producing, transportation, marketing, abandonment and site restoration operations authorized or contemplated under this Contract.

         1.2.20. Point of Export means the outlet flange of the loading arm after final sales meter at the export terminal, or some other point (s) mutually agreed by the Parties.

         1.2.21.  Work  Program  means  a  statement   itemizing  the  Petroleum
                  Operations to be carried out in the Contract Area as set forth in Section IV.

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                                   SECTION II

                                      TERM


2.1. The term of this Contract shall be thirty (30) years as from the Effective Date.

2.2. At the end of the initial six (6) years as from the Effective Date CONTRACTOR shall have the option to request PERTAMINA for a four (4) years extension, the approval of such request shall not be unreasonably withheld.

2.3. If at the end of the initial six (6) years as from the Effective Date or the extension thereto, no Petroleum is discovered in commercial quantities in the Contract Area, then without prejudice to Section XIII, this Contract shall automatically terminate in its entirety.

2.4.   If Petroleum is discovered in any portion of the Contract Area within six
       (6) year period, or the extension thereto, which in the judgement of PERTAMINA and CONTRACTOR can be produced commercially, based on consideration of all pertinent operating and financial data, then as to that particular portion of the Contract Area development will commence.

       In  other  portions  of  the  Contract  Area   exploration  may  continue
       concurrently without prejudice to the provisions of Section III regarding the exclusion of areas.


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                                   SECTION III

                                EXLUSION OF AREAS


3.1.1. On or before the end of the initial three (3) years' period as from the Effective Date, (CONTRACTOR) shall relinquish twenty-five percent (25%) of the original Contract Area.

3.1.2. On or before the end of the sixth (6th) Contract Area, (CONTRACTOR) shall relinquish an additional area equal to twenty-five percent (25%) of the original Contract Area.

3.1.3. On or before the end of the tenth (10) Contract years , (CONTRACTOR) shall relinquish an additional area so that area retained thereafter shall not be in excess of 1,347 square kilometers, or twenty percent (20%) of the original total Contract Area, whichever is less.

3.1.4. (CONTRACTOR's) obligation to relinquish part of the original Contract Area under the preceding provisions shall not apply to any part of the Contract Area corresponding to the surface area of any field in which Petroleum has been discovered.

3.1.5. With regard to the remaining portion of the Contract Area left after the mandatory relinquishment as set forth in subsection 3.1.2. above, the parties shall maintain a reasonable exploration effort. In respect of any part of such remaining unexplored portion of the Contract Area for which JOB does not during two (2) consecutive Years submit an exploration program, PERTAMINA may by written notice to (CONTRACTOR) require them either to submit an exploration program or to relinquish such part of the Contract Area.

3.1.6. Upon (30) days written notice to PERTAMINA prior to the end of the second Contract Year and prior to the end of any succeeding Contract Year, (CONTRACTOR) shall have the right to relinquish any portion of the Area, and such portion shall then be credited against that portion of the Contract Area which (CONTRACTOR) is next required to relinquish under the provisions of subsections 3.1.1. and 3.1.2.
         hereof.

3.1.7. (CONTRACTOR) shall advise PERTAMINA in advance of the date of relinquishment of the portion to be relinquished. For the purpose of such relinquishments, (CONTRACTOR) and PERTAMINA shall consult with each other regarding the shape and size of each individual portion of the area being relinquished, provided, however, that so far as reasonably possible, such portion shall each be of sufficient size and convenient shape to enable Petroleum Operations to be conducted thereon.


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                                   SECTION IV

                          WORK PROGRAM AND EXPENDITURES


4.1. The Parties shall Commence Petroleum Operations hereunder not later than six (6) months after the Effective Date.

4.2. The amount to be spent and the program to be carried out by the Parties in conducting Petroleum Operations pursuant to the terms of this Contract during the first six (6) Contract Years and in conducting Petroleum Operations pursuant to the terms of this Contract during the next four (4) Contract Years following the Effective Date shall in the aggregate be not less than hereafter specified for each of the Contract Year as follows:

                                    Work Program                                Amount

      First Contract Year     geological & geophysical study
                              and 300 Km seismic.                                US$ 2,650,000

      Second Contract Year    2200 Km seismic/CSMAT                              US$ 7,200,000

      Third Contract Year     drilling two (2) wells.                            US$ 7,250,000

      Fourth Contract Year    geological & geophysical work.                     US$ 2,100,000

      Fifth Contract Year     seismic survey & G&G.                              US$ 6,800,000

      Sixth Contract Year     drilling two (2) wells                             US$ 7,300,000

      Seventh Contract Year   geological & geophysical work.                     US$ 4,300,000

      Eighth Contract Year    seismic survey and
                              drilling one(1)well.                               US$ 7,800,000

      Ninth Contract Year     drilling one (1) well                              US$ 5,800,000

      Tenth Contract Year     drilling two (2) wells                             US$ 9,300,000

      The Parties shall have the option to transfer the work requirement from one category to the other with prior approval of PERTAMINA.

Notwithstanding  any  provisions  to  the  contrary  as  may  elsewhere   herein
      contained, it is specifically agreed that during the first three (3) Contract Years CONTRACTOR shall provide at least seventeen million and one hundred thousand United States Dollars (US$17,100,000) for all expenditures for operations as provided under subsection 4.2, or up to the approval of the plan of development by PERTAMINA, whichever is less, to match PERTAMINA's deemed prior expenditures.

      Thereafter:

      a)   Funds  equal  to   PERTAMINA's   participating   interest  share  for
           exploration   operations  and  the  drilling  of appraisal  wells
           shall be provided by CONTRACTOR;

      b) Before the first commercial production has commenced, funds equal to PERTAMINA's participating interest share for development, production, processing and transportation (to the point of delivery or export) shall be provided by the CONTRACTOR:

      c) After commercial production has commenced, the funds for development, production, processing and transportation
          (to the point of delivery or export) shall be provided by the Parties according to their respective participating interest share;

     d) At PERTAMINA's request, funds equal to PERTAMINA's participating interest share for any development after the first commercial production has commenced shall be provided by the CONTRACTOR;

         Always provided that PERTAMINA shall repay CONTRACTOR funds provided by CONTRACTOR for the PERTAMINA's participating interest share thereof, in accordance with subsection 6.1.8 of section VI hereof but limited to
         Article 2 Exhibit "D".

         If during any of the first three Contract Years, the Parties should spend less than the amount of money as specified hereinabove, an amount equal to such under expenditure may be carried forward and added to the amount to be expended in the following Contract Year, however, if at the end of the third Contract Year, the Parties shall have been prevented from expending the above specified amount for the first three
         (3) Contract Years due to reasons beyond their control, the amount equal to such under expenditure may be carried over and added to the following Contract Year, otherwise the amount equal to the under expenditure will be payable to PERTAMINA. Furthermore, any under expenditure in fourth and subsequent Contract Year may be carried forward and added to the following Contract Year. If during any Contract Year or Contract Years the Parties should expend more than the amount of money required to be so expended as specified hereinabove, the excess may be subtracted from the amount of money as specified hereinabove, for the succeeding Contract Years.

4.4. At least three (3) months prior to the beginning of each Calendar Year or at such other time as may otherwise be mutually agreed to by the parties, JOB shall prepare and submit to the Operating Committee for the Parties' decision a Work Program and Budget of Operating Costs for the Contract Area setting forth the Petroleum Operations which the Parties propose to carry out during the ensuing Calendar Year, and after having reached a decision, JOB shall submit such Work Program and Budget of Operating Costs for approval to PERTAMINA.

4.5. It is recognized by the Parties that the details of a Work Program may require changes in the light of existing circumstances and nothing herein contained shall limit the right of JOB to make such changes, provided they do not change the general objectives of the Work Program, nor increase the expenditure in the approved Budget of Operating Costs.

4.6. It is further recognized that in the event of emergency or extraordinary circumstances requiring immediate actions, either Party and JOB may take all actions it deems proper or advisable to protect their interests and those of their respective employers and any cost so incurred shall be included in the Operating Costs.

4.7.     PERTAMINA   agrees  that  the  approval  of  a  proposed  Work Program and  Budget  of  Operating  Costs  will  not  be unreasonably withheld.


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                                    SECTION V

                      RIGHTS AND OBLIGATIONS OF THE PARTIES

5.1. The Parties shall, subject to Section 4.2. and 4.3. hereinabove,

         5.1.1. furnish all necessary funds to purchase or lease all material, equipment and supplies required to be purchased or leased with Foreign Exchange pursuant to the Work Program;

         5.1.2. furnish such other funds for the performance of the Work Program that requires payment in Foreign Exchange, including payment to third parties who perform services as a contractor.

5.2. JOB shall:

         5.2.1.   furnish  all  technical  aid,   including   foreign
                  personnel,   required  for  the  performance  of  the  Work
                  Program,  payment whereof requires Foreign Exchange;

         5.2.2.   be   responsible   for  the   preparation   and  execution
                  of  the Work  Program,   which  shall  be  implemented  in  a
                  workmanlike manner and by appropriate scientific methods;

         5.2.3.    (a)     conduct  an  environmental  baseline  assessment
                           at the beginning of CONTRACTOR's activities,such assessment to be done in stages coincident with agreed Work Program;

                  (b) take the necessary precautions for protection of ecological systems, navigation and fishing and shall prevent extensive pollution of the area, sea or rivers and other as the result of operations undertaken under the Work Program;

                  (c) After the Contract expiration or termination, or relinquishment of part of the Contract Area, or abandonment of any field, remove all equipment and installations from the area in a manner acceptable to PERTAMINA, and perform all necessary site restoration activities in accordance with the applicable Government regulations to prevent hazards to human life and property of others or environment; provided however, if PERTAMINA takes over any area or field prior to its abandonment, CONTRACTOR shall be released from its obligation to remove the equipment and installations and perform the necessary site restoration activities of the field in such area. In such event all the accumulated funds reserved for the removal and restoration operations shall be transferred to PERTAMINA;

                  (d) include in the annual budget of Operating Costs, estimates of the anticipated abandonment and site restoration costs for each exploratory well in the Work Program. All expenditures incurred by the CONTRACTOR in the abandonment of all such wells and restoration of their drillsites shall be treated as Operating Costs in accordance with the Accounting Procedure attached hereto as Exhibit "C";

                  (e) include with requisite plan of development for each commercial discovery, an abandonment and site restoration program together with a funding procedure for such program. The amount of monies estimated to be required for this program shall be determined each year in conjunction with the Budget of Operating
                           Costs for the plan of development and all such estimates shall be treated as Operating Costs in accordance with the Accounting Procedure attached hereto as Exhibit "C".

         5.2.4. retain control to all leased property paid for with Foreign Exchange and caused to be brought into Indonesia, and be entitled to freely remove the same therefrom;

         5.2.5. have right of ingress to and egress from the Contract Area and to and from facilities wherever located at all times;

         5.2.6. have the right to use and have access to, and PERTAMINA shall make available, so far as possible, all geological, geophysical, drilling, well, production and other information held by PERTAMINA or by any other governmental agency relating to the Contract Area including well location maps;

         5.2.7. submit to PERTAMINA copies of all such original geological, geophysical, drilling, well, production and other data and reports as it may compile during the term hereof;

         5.2.8. prepare and carry out plans and programs for industrial training and education of Indonesians for all job classifications with respect to operations contemplated hereunder;

         5.2.9. give preference to such goods and services which are produced in Indonesia or rendered by Indonesian nationals, provided such goods and services are offered at equally advantageous conditions with regard to quality, price, availability at the time and in the quantities required.

5.3  CONTRACTOR shall :

         5.3.1 have the right during the term hereof to freely lift, dispose of and export its share of Crude Oil and retain abroad the proceeds obtained therefrom;

         5.3.2. appoint an authorized representative for Indonesia with respect to this Contract, who shall have an office in Jakarta;
         5.3.3. after Commercial production commences, fulfill its obligations towards the supply of the domestic market in Indonesia. CONTRACTOR agrees to sell and deliver to PERTAMINA a portion of the share of the Crude Oil to which it is entitled pursuant to subsections 6.1.3. and 6.3.1 of
                  Section VI calculated for  each Year as follows ;

                  (a) multiply its Participating Interest share of Crude Oil produced from the Contract Area by a fraction the numerator of which is the total quantity of Crude Oil to be supplied for domestic market and the denominator is the entire Indonesian production of Crude Oil of all petroleum companies;

                  (b) compute twenty-five percent(25%) of its Participating Interest share of Crude Oil produced from the Contract Area;

                  (c) multiply the lower quantity computed, either under (a) or (b) by the resultant percentage of CONTRACTOR's entitlement provided as applicable under subsection
                         6.1.3 of Section VI hereof, from the Crude Oil remaining after deducting Operating costs.

                  The quantity of Crude Oil computed under (c) shall be the maximum quantity to be supplied by CONTRACTOR in any Year pursuant to this subsection 5.3.3 and deficiencies, if any, shall not be carried forward to any subsequent Year; provided that if for any Year the recoverable Operating Costs exceeds the difference of the total sales proceeds from Crude Oil produced and saved hereunder minus the First Tranche Petroleum, as provided under Section VI hereof, CONTRACTOR shall be relieved from this supply obligation for such Year.

                  The price at which such Crude Oil shall be delivered and sold under subsection 5.3.3 of this subsection shall be fifteen percent (15%) of the price as determined under subsection
                  6.1.2 of Section VI hereof.

                  CONTRACTOR shall not be obligated to transport such Crude Oil beyond the point of export but upon request CONTRACTOR shall assist in arranging transportation and such assistance shall be without cost or risk to CONTRACTOR.

                  Notwithstanding the foregoing, for a period of five (5) consecutive years (meaning sixty (60) months) starting the month of the first delivery of Crude Oil produced and saved from each new field in the Contract Area, the fee per barrel for the quantity of Crude Oil supplied to the domestic market from each such new field shall be equal to the price determined in accordance with Section VI hereof for Crude Oil from such field taken for the recovery of Operating Costs.

                  The proceeds in excess of the aforesaid fifteen percent (15%) shall preferably be used to assist financing of continued exploration efforts by CONTRACTOR in the Contract Area or in other areas of the Republic of Indonesia if such opportunity exist. In case no such opportunity can be demonstrated to exist in accordance with good oil field practice, CONTRACTOR shall be free to use such proceeds at its own discretion;

         5.3.4. have the right to sell, assign, transfer, convey or otherwise dispose of all or any part of its rights and interest under this Contract to any Affiliated Company without the prior written consent of PERTAMINA, provided that PERTAMINA shall be notified in writing of the same beforehand and further provided that any assignee whom such rights and interests are assigned to under any clause of this Contract shall not hold more than one Technical Assistance Contract or Production Sharing Contract at any given time ;

5.3.5. have the right to sell, assign, transfer, convey or otherwise dispose of all or any part of its rights and interests under this Contract to parties other than Affiliated Companies with the prior written consent of PERTAMINA and the Government of the Republic of Indonesia, which consent shall not be unreasonably withheld; also provided that any assignee whom such rights and interests are assigned to under any clause of this Contract shall not hold more than one Technical Assistance Contract or Production Sharing Contract at any given time, except during the first three Contract Years CONTRACTOR shall hold more dominant participating interest than any other participant of this Contract.

          5.3.6. severally be subject to and pay to the Government of the Republic of Indonesia the income tax and the final tax on profit after tax deduction imposed on it pursuant to the Indonesian Income Tax Law and its implementing regulations. CONTRACTOR shall comply with the requirements of the tax law in particular with respect to filing of returns, assessment of tax and keeping and showing of books and records;

         5.3.7.   have the right of ingress to and egress from the Contract
                  Area and to and from facilities wherever located at all times;

5.3.8. have the right to use and have access to, and PERTAMINA shall furnish all geological, geophysical, drilling, well, production and other information held by PERTAMINA or by any other government agency relating to the Contract Area, including well locations maps;

         5.3.9. not disclose geological, geophysical, petrophysical, engineering, well logs and completion, status reports and any other data as CONTRACTOR may compile during the term hereof to third parties without PERTAMINA's written consent. This clause shall survive after the termination of this Contract ;

         5.3.10. the execution of the Work Program shall be exercised so as not to conflict with Government obligations imposed on the Government by international law.

5.4. PERTAMINA shall ;

         5.4.1. except with respect to CONTRACTOR obligation to pay income tax and final tax on profits after tax deductions as set forth in subsection 5.3.6. of Section V hereinabove, assume and discharge other Indonesian taxes of CONTRACTOR or JOB including value added tax, transfer tax, import and export duties on materials, equipment and supplies brought into Indonesia by either Party through JOB, its contractors and subcontractors, exactions in respect of property capital, net worth, operations remittances or transactions including any tax or levy upon or in connection with operations performed hereunder by JOB.

                  PERTAMINA shall not be obliged to pay CONTRACTOR's income tax and the final tax on profits after tax deduction, nor taxes on tobaccos, liquor and personnel income tax, and income tax and other taxes, not listed above of contractors and sub contractors.

                  The obligations of PERTAMINA hereunder shall be deemed to have been complied with by the delivery to CONTRACTOR within one hundred and twenty (120) days after the end of each Calendar Year, of documentary proof in accordance with the Indonesian fiscal laws that liability for the above mentioned taxes has been satisfied, except that with respect to any of such liabilities which CONTRACTOR or JOB may be obliged to pay directly, PERTAMINA shall reimburse CONTRACTOR only out of PERTAMINA's share of production within sixty (60) days after receipt of invoice therefor. PERTAMINA should be consulted prior to payment of such taxes by CONTRACTOR or JOB or by any other party on their behalf;

         5.4.2. otherwise assist and expedite JOB's execution of the Work Program by providing facilities, supplies and personnel including, but not limited to, supplying or otherwise making available all necessary visas, work permits, transportation, security protection and rights of way and easements as may be requested by JOB or CONTRACTOR and make available from the resources under PERTAMINA's control. In the event such facilities, supplies or personnel are not readily available, then PERTAMINA shall promptly secure the use of such facilities, supplies and personnel from alternative sources. Expenses then incurred by PERTAMINA at JOB's or CONTRACTOR's request shall be reimbursed to PERTAMINA by JOB and the funds provided therefor shall be included in the Operating Costs.

                  Such reimbursement will be made in United Stated Dollars computed at the rate of exchange extended by the Indonesian Government at the time of conversion. CONTRACTOR shall advance to PERTAMINA through JOB before the beginning of each annual Work Program a minimum amount of seventy-five thousand United States Dollars (US$ 75,000) for the purpose of enabling PERTAMINA to meet CONTRACTOR's Participating interest share of Rupiah expenditure incurred pursuant to this subsection

                  If at any time during the annual Work Program period the minimum amount advanced under this subsection 5.4.2. has been fully expended, separate additional advance payments as may be necessary to provide for CONTRACTOR's Participating interest share of Rupiah expense estimated to be incurred by PERTAMINA during the balance of such annual Work Program period will be made. If any amount advanced hereunder is not expended by PERTAMINA by the end of an annual Work Program period, such unexpended amount shall be credited against the minimum amount to be advanced pursuant to this subsection 5.4.2. for the succeeding annual Work Program period;

         5.4.3. ensure that at all times during the term hereof sufficient Rupiah funds shall be available to cover the Rupiah expenditures necessary for the execution of the Work Program;

         5.4.4. have title to all original data resulting from the Petroleum Operations including but not limited to geological, geophysical, petrophysical, engineering, well logs and completion, status reports and any other data JOB may compile during the terms hereof, provided, however, that all such data shall not be disclosed to third parties without informing CONTRACTOR and giving CONTRACTOR the opportunity to discuss the disclosure of such data if CONTRACTOR so desires and further provided that CONTRACTOR may retain copies of such data;

5.4.5. to the extent that it does not interfere with performance of Petroleum Operations use the equipment which becomes its property by virtue of this Contract solely for Petroleum Operations envisaged under this Contract and if PERTAMINA wishes to use such equipment for any alternative purpose, then PERTAMINA shall first consult CONTRACTOR.

                                                              --o0o--






                                   SECTION VI

             RECOVERY OF OPERATING COSTS AND HANDLING OF PRODUCTION

6.1      CRUDE OIL

        The following shall apply to CONTRACTOR's participating interest share of Crude Oil produced and saved from the Contract Area.

         6.1.1 CONTRACTOR is authorized by PERTAMINA and obligated to market its participating interest share of Crude Oil subject to the provisions hereinafter set forth.

         6.1.2 CONTRACTOR will recover its participating interest share of all Operating Costs out of the sale proceeds or other disposition of the required quantity of its participating interest share of Crude Oil equal in value to such Operating Costs which is produced and saved hereunder and not used in Petroleum Operations except as provided in subsections 7.1.4 and 7.1.5 of Section VII, CONTRACTOR shall be entitled to take and receive and freely export such Crude Oil. For the purpose of determining the quantity of Crude Oil delivered to CONTRACTOR required to recover said Operating Costs, the weighted average price of all Crude Oil produced and sold from the Contract Area during the Calendar Year will be used, excluding however deliveries made pursuant to subsection 5.3.3 of Section V.If, in any Calendar Year CONTRACTOR's participating interest share of Operating Costs exceeds the value of its Participating Interest share of Crude Oil produced and saved hereunder and not used in Petroleum Operations, then the unrecovered excess shall be recovered in the succeeding years.

         6.1.3 Of the CONTRACTOR's participating interest share of Crude Oil remaining after deducting Operating Costs the Parties shall be entitled to take each Year:

                  (a) If the  first  Crude Oil of this  Contract  Area is from a
                      Marginal  Field  as  described   herein  below,  for  such
                      production the parties shall be entitled to take and receive each Year, respectively sixty-four point two eight five seven percent (64.2857%) for PERTAMINA and thirty-five point seven one four three percent (35.7143%) for CONTRACTOR over the life of such field.

                      A "Marginal Field" is the first field of the Contract Area proposed by CONTRACTOR for development and approved by PERTAMINA, capable of Crude Oil production not exceeding ten thousand (10.000) Barrels daily average projected for the initial two (2) production years (24 consecutive production months).

                  Marginal Field production represents a separate segment from the others.

                  (b) For Crude Oil production as a result of tertiary  recovery of enhanced oil recovery (EOR) projects, the parties shall be entitled to take and receive each Year, respectively sixty-four point two eight five seven percent (64.2857%) for PERTAMINA and thirty five point seven one four three percent (35.7143%) for CONTRACTOR.

                     Tertiary recovery EOR production represents a separate segment from the others.

                 (c) For Crude Oil production from pre-Tertiary reservoir rocks, the parties shall be entitled to take and receive each Year, respectively as follows

                     (i) PERTAMINA sixty-four point two eight five seven percent (64.2857%) and CONTRACTOR thirty-five point seven one four three percent (35.7143%) for the segment of zero (0) to fifty thousand (50,000) Barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year;

                   (ii) PERTAMINA seventy-three point two one four three percent (73.2143%) and CONTRACTOR twenty-six point seven eight five seven percent (26.7857%) for the segment of fifty thousand and one (50,001) Barrels to one hundred and fifty thousand (150,000) Barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year;

                   (iii) PERTAMINA eighty-two point one four two nine percent (82.1429%) and CONTRACTOR seventeen point eight five seven one percent (17.8571%) for the segment of more than hundred fifty thousand (150,000) Barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year;

                      Pre-Tertiary reservoir rocks mean petroleum reservoir rocks deposited or formed in pre-Tertiary times.

                 (d) For Crude Oil production of the Contract Area other than those under paragraphs (a), (b), and (c) hereinabove, PERTAMINA and CONTRACTOR shall be entitled to take and receive each Year seventy three point two one four three percent (73.2143%) and twenty-six point seven eight five seven percent (26.7857%) respectively.

                  Each of the above segments represent separate production segment from the others.The deduction of investment credit and Operating Costs before the entitlements are taken by each respective Party as provided under this clause 6.1.3.shall be subject to the following proration method: for each, Calendar Year, the recoverable investment credit and Operating Costs shall be apportioned for deduction from the production of each of the segment as hereinabove defined, at the same ratios as the production from each such segment bears to the total production of such Year.

                  In the event that Crude Production from a field qualifies for more than one of the definitions set out in (a), (b) and (c) of this clause 6.1.3, CONTRACTOR will have the option to elect which one of the clause shall be applied. Such election when made shall not be changed.

         6.1.4 Title to CONTRACTOR's portion of Crude Oil under subsections 6.1.3, 6.1.7 and 6.3.1 of this Section VI as well as to such portion of Crude Oil exported and sold to recover its participating interest share of Operating Costs shall pass to CONTRACTOR at the point of export, or, in the case of Crude Oil delivered to PERTAMINA pursuant to subsection 5.3.3 of
                  Section V, paragraph (c) or otherwise, at the point of delivery.

         6.1.5 CONTRACTOR will use its best reasonable efforts to market such Crude Oil to the extent markets are available. Either Party shall be entitled to take and receive their respective portion in kind.

         6.1.6 If PERTAMINA elects to take any of its portion of Crude Oil in kind, it shall so advise CONTRACTOR in writing not less than ninety (90) days prior to the commencement of each semester of each Calendar Year specifying the quantity which it elects to take in kind, such notice to be effective for the ensuing semester of each Calendar Year provided, however, that such election shall not interfere with the proper performance of any Crude Oil sales agreement for Petroleum produced within the Contract Area which CONTRACTOR has executed prior to the notice of such election. Failure to give such notice shall be conclusively deemed to evidence the election not to take in kind. Any sale of PERTAMINA's portion of Crude Oil shall not be for a term of more than one (1) Calendar Year without PERTAMINA's consent.

          6.1.7.   (a)     CONTRACTOR may recover an investment credit amounting
                           to fifteen  decimal  seven  eight  zero zero  percent
                           (15.7800%)  of the capital  investment  cost directly
                           required   for   developing   Crude  Oil   production
                           facilities as provided  under clause 2.3.3 of Exhibit
                           "C" hereof,  of a new field  producing  from Tertiary
                           reservoir rock out of deduction from gross production
                           before recovering Operating Costs,  commencing in the
                           earliest   production   Year  or  Years   before  tax
                           deduction  (to be paid in advance in such  production
                           Year when taken).

                  (b) CONTRACTOR may recover an investment credit amounting to one hundred and two point one four zero zero percent (102.1400%) of the capital investment cost directly required for developing Crude Oil production facilities as provided under clause 2.3.3 of Exhibit "C" hereof, of a new field producing from pre-Tertiary reservoir rock out of deduction from gross production before recovering Operating Costs, commencing in the earliest production Year or Years before tax deduction (to be paid in advance in such production Year when taken).

                   The investment credit referred to in paragraph (a) and (b) may be applied to new secondary recovery and tertiary recovery enhanced oil recovery project but are, however, not applicable to any interim production schemes nor further investment to enhance production and reservoir drainage in excess of what was contemplated in the original development program as approved by PERTAMINA.

         6.1.8 PERTAMINA shall repay CONTRACTOR only out of PERTAMINA's participating interest share of Crude Oil produced each Year and saved hereunder and not used in Petroleum Operations an amount equal to the funds provided by CONTRACTOR for the PERTAMINA's participating interest share as provided under subsection 4.3 of Section IV, plus an uplift of fifty percent (50%) on PERTAMINA's participating interest share of the exploration and development funds as provided under subsection 4.3(a), 4.3(b) and 4.3(d) of Section IV hereof. If, in any Calendar Year, such repayment plus 50% uplift exceed the value of PERTAMINA's participating interest share of Crude Oil produced and saved hereunder and not used in Petroleum Operations, then the excess shall be repaid in the succeeding Year or Years.

                  The above repayment by PERTAMINA will be made after PERTAMINA has first deducted the amount from its participating interest share of annual production to finance its participating interest share in the annual operating expenses for the corresponding Year.

6.2      NATURAL GAS

         6.2.1. Any Natural Gas produced from the Contract Area to the extent not used in Petroleum Operation hereunder, may be flared if the processing or utilization thereof is not economical. Such flaring shall be permitted to the extent that gas is not required to effectuate the maximum economic recovery of Petroleum by secondary recovery operations, including repressuring and recycling.

         6.2.2. Should PERTAMINA and CONTRACTOR consider that the processing and utilization of Natural Gas is economical and choose to participate in the processing and utilization thereof, in addition to that used in secondary recovery operations, then the construction and installation of facilities for such processing and utilization shall be carried out pursuant to an approved Work Program.It is hereby agreed that all costs and revenues derived from such processing, utilization and sale of Natural Gas shall be treated on a basis equivalent to that provided for herein concerning Petroleum Operation and disposition of Crude Oil except of the Natural Gas, or the propane and butane fractions extracted from Natural Gas but not spiked in Crude Oil,of the CONTRACTOR's participating interest share of Natural Gas remaining after deducting Operating Costs associated with the Natural Gas
                  Operations as stipulated in Exhibit "C", PERTAMINA shall be entitled to take and receive thirty seven point five zero zero zero percent (37.5000%) and CONTRACTOR shall be entitled to take and receive sixty two point five zero zero zero percent (62.5000%).

         6.2.3 CONTRACTOR may recover an investment credit amounting to one hundred and two point one four zero zero percent (102.1400%) of the capital investment cost directly required for developing Natural Gas production facilities as provided under clause 2.3.3 of Exhibit "C" hereof of a new field producing from pre-Tertiary reservoir rocks out of deduction from gross production before recovering Operating Costs, commencing in the earliest production Year or Years before tax deduction (to be paid in advance in such production Year when taken).

         6.2.4 In the event, however, CONTRACTOR considers that the processing and utilization of Natural Gas is not economical, then PERTAMINA may choose to take and utilize such Natural Gas that would otherwise be flared, all costs of taking and handling to be for the sole account and risk of PERTAMINA.

6.3      FIRST TRANCHE PETROLEUM

         6.3.1. Notwithstanding anything to the contrary elsewhere contained in this Contract, the Parties shall be entitled to first take and receive each Year a quantity of Petroleum of twenty percent (20%) of CONTRACTOR's participating interest share of the Petroleum Production for each such Year, called the "First Tranche Petroleum ", before any deduction for investment credit and recovery of Operating Costs and handling of production as provided under this Section VI.

         6.3.2. Such First Tranche Petroleum for each Calendar Year is further shared for Crude Oil between PERTAMINA and CONTRACTOR in accordance with the sharing split provided under subsection
                  6.1.3 of this Section VI, by apportioning it as applicable, to the respective production segment as therein defined, at the same ratios as the production from each such segment over the total production of the year.

         6.3.3. For Natural Gas, such First Tranche Petroleum is shared between PERTAMINA and CONTRACTOR in accordance with the sharing split provided under subsection 6.2.2 of this Section VI.
                                                              --o0o--
                                   SECTION VII

                             VALUATION OF CRUDE OIL


7.1      Crude Oil sold to third parties shall be valued as follows:

         7.1.1. All Crude Oil taken by CONTRACTOR including its share and the share for the recovery of Operating Costs, and sold to third parties shall be valued at the net realized price F.O.B. Indonesia received by CONTRACTOR for such Crude Oil.

          7.1.2. All of PERTAMINA's Crude Oil taken by CONTRACTOR and sold to third parties shall be valued at the net realized price F.O.B. Indonesia received by CONTRACTOR for such Crude Oil.

         7.1.3. PERTAMINA shall be duly advised before the sales referred to in paragraphs 7.1.1 and 7.1.2 hereinabove are made.

         7.1.4. Subject to any existing Crude Oil sales agreement, if more favorable terms are available to PERTAMINA for the Crude Oil referred to in paragraphs 7.1.1 and 7.1.2 hereinabove, except CONTRACTOR's share of Crude Oil, then PERTAMINA shall so advise CONTRACTOR in writing (with a copy to JOB) not less than ninety (90) days prior to the commencement of the deliveries under PERTAMINA's proposed sales contract. Forty five (45) days prior to the start of such deliveries, CONTRACTOR shall notify PERTAMINA (with copy to JOB) regarding CONTRACTOR's intention to meet the more favorable net realized price in relation to the quantity and period of delivery concerned in said proposed sales contract. In the absence of such notice PERTAMINA shall market said Crude Oil.

         7.1.5 PERTAMINA's marketing of such Crude Oil as referred to in clause 7.1.4 herein above shall continue until forty five (45) days after PERTAMINA's net realized price on said Crude Oil becomes less favorable. CONTRACTOR's obligation to market said Crude Oil shall not apply until after PERTAMINA has given CONTRACTOR at least forty five (45) days advance notice (with a copy to JOB) of its desire to discontinue such sales. As long as PERTAMINA is marketing the Crude Oil referred to above, it shall account to CONTRACTOR on the basis of the more favorable net realized price.

         7.1.6 Without prejudice to any provisions of Section VI and Section VII, CONTRACTOR may at its option transfer to PERTAMINA during any Calendar Year the right to market any Crude Oil which is in excess of normal and contractual requirements provided that the price is not less than the net realized price from the Contract Area. PERTAMINA's request stating the quantity and expected loading date must be submitted in writing to JOB (with a copy to CONTRACTOR) at least thirty (30) days prior to lifting said Crude Oil. Such lifting must not interfere with CONTRACTOR's scheduled tanker movements. PERTAMINA shall account to CONTRACTOR in respect to any sale made by it hereunder.

         7.1.7. PERTAMINA shall have the option, in any Year in which the quantity of Petroleum to which it is entitled pursuant to subsections 6.1.3 and 6.3.1 of Section VI hereof is less than fifty percent (50%) of CONTRACTOR's participating interest share of production by ninety (90) days written notice in advance of that Year, to market for the account of CONTRACTOR, at the price provided for in Section VII hereof for the recovery of Operating Costs, a quantity of Crude Oil which together with PERTAMINA's entitlement under subsections 6.1.3 and 6.3.1 of Section VI hereof equals fifty percent (50%) of CONTRACTOR`s participating interest share of Crude Oil produced and saved from the Contract Area.

7.2 Crude Oil sold to other than third parties shall be valued as follows:

         7.2.1. By using the weighted average per unit price received by CONTRACTOR and PERTAMINA from sales to third parties excluding, however, commissions and brokerages paid in relation to such third party sales during the three (3) months preceding such sale adjusted as necessary for quality, grade and gravity.

         7.2.2. If no such third party sales have been made during such period of time, then on the basis used to value Indonesian Crude Oil of similar quality, grade and gravity and taking into consideration any special circumstances with respect to sales of such Indonesian Crude Oil.

7.3. Third party sales referred to in Section VII shall mean sales by CONTRACTOR to purchasers independent of CONTRACTOR with whom (at the time sale is made) CONTRACTOR has no contractual interest involving directly or indirectly any joint interest.

7.4. Commission or brokerages incurred in connection with sales to third parties, if any, shall not exceed the customary and prevailing rate.

7.5. During any given Calendar Year, the handling of production (i.e. the implementation of the provisions of Section VI hereof )and the proceeds thereof shall be provisionally dealt with on the basis of the relevant Work Program and Budget of Operating Costs based upon estimates of quantities of Crude Oil to be produced, of internal consumption in Indonesia, of marketing possibilities, of prices and other sale conditions as well as of any other relevant factor. Within thirty (30) days after the end of the said given Year, adjustments and cash settlements between the Parties shall be made on the basis of the actual quantities, amounts and prices involved, in order to comply with the provisions of this Contract.

7.6 In the event the Petroleum Operations involved the segregation of Crude Oils to different quality and/or grade and if the Parties do not otherwise mutually agree:

         7.6.1 any and all provisions of this Contract concerning evaluation of the Crude Oil shall separately apply to each segregated Crude Oil;

         7.6.2 each Crude Oil produced and segregated in a given Year shall contribute to;

                  (a) the "required quantity" destined in such Year to the recovery of all investment credit and Operating Costs pursuant to subsections 6.1.2 and 6.1.7 of the Sections VI hereof;

                  (b) the "required quantity" of Crude Oil to which a Party is entitled in such Year pursuant to subsections
                           6.1.3 and 6.3.1 of Section VI hereof;

                  (c) the "required quantity" of Crude Oil which CONTRACTOR agrees to sell and deliver in such Year for domestic consumption in Indonesia pursuant to paragraph (c) of subsection 5.3.3 of Section V hereof, out of the share of Crude Oil to which it is entitled pursuant to subsections 6.1.3 and 6.3.1 of Section VI;

                  with quantities, each of which shall bear to the respective "required quantity" (referred to in (a) or (b) or (c) above) the same proportion as the quantity of such Crude Oil produced and segregated in such given Year bears to the total quantity of Crude Oil produced in such Year from the Contract Area.

                                                                  --o0o--



















                                  SECTION VIII

                 COMPENSATION, ASSISTANCE, AND PRODUCTION BONUS


8.1 CONTRACTOR shall pay to PERTAMINA as compensation for Information now held by PERTAMINA the sum of One Million United States Dollars (US$ 1,000,000), after approval of this Contract by the Government of The Republic of Indonesia in accordance with the provisions of applicable law. Such payment shall be made within thirty (30) days after the Effective Date.

8.2 CONTRACTOR shall within thirty (30) days after PERTAMINA's request during the first Contract Year provide PERTAMINA with equipment or services in an amount not exceeding Two Hundred and Seventy Five
        Thousand United States Dollars (US$ 275,000), for exploration and production activities in Indonesia's Petroleum Industry.

8.3 CONTRACTOR shall pay to PERTAMINA the sum of One Million United States Dollars (US$ 1,000,000) within thirty (30) days after cumulative Petroleum production from the Contract Area has reached fifteen (15) million Barrels of Oil Equivalent (15 MMBOE); and

        CONTRACTOR shall pay to PERTAMINA the sum of One Million United States Dollars (US$ 1,000,000) within thirty (30) days after cumulative Petroleum production from the Contract Area has reached twenty (20) million Barrels of Oil Equivalent (20 MMBOE); and

        CONTRACTOR shall pay to PERTAMINA the sum of One Million United States Dollars (US$ 1,000,000) within thirty (30) days after cumulative Petroleum production from the Contract Area has reached twenty five (25) million Barrels of Oil Equivalent (25 MMBOE).

8.4 Such compensation and production bonus payments shall be solely borne by CONTRACTOR and not included in the Operating Costs.

                                                              --o0o--














                                   SECTION IX

                                    PAYMENTS


9.1 All payments which this Contract obligates CONTRACTOR to make PERTAMINA or the Government of the Republic of Indonesia shall be made in United States dollar currency at a bank to be designated by each of them and agreed upon by Bank Indonesia or at CONTRACTOR's election, other currency acceptable to them, except that CONTRACTOR may make such payments in Indonesian Rupiah to the extent that such currencies are realized as a result of the domestic sales of Crude Oil or Natural Gas or Petroleum products, if any.

9.2 All payments due to CONTRACTOR shall be made in United States dollars or at PERTAMINA's election, other currencies acceptable to CONTRACTOR at a bank to be designated by CONTRACTOR.

9.3 Any payments required to be made pursuant to this Contract shall unless otherwise specified, be made within thirty (30) days following the end of the month in which the obligation to make such payment occurs.

                                                              --o0o--



























                                    SECTION X

                               TITLE TO EQUIPMENT


10.1 Equipment purchased by the Parties or through JOB pursuant to the Work Program becomes the property of PERTAMINA (in case of import, when landed at the Indonesian ports of import) and will be used in Petroleum Operations hereunder.

10.2 The provisions of subsection 10.1 of this Section X shall not apply to leased equipment belonging to third parties who perform services as a contractor which equipment may be freely exported from Indonesia, and to leased equipment belonging to Indonesian nationals.


                                                              --o0o--

































                                   SECTION XI

                          CONSULTATION AND ARBITRATION


11.1. Periodically, PERTAMINA and CONTRACTOR shall meet to discuss the conduct of the Petroleum Operations envisaged under this contract and will make every effort to settle amicably any problem arising therefrom.

11.2. Disputes, if any, arising between PERTAMINA and CONTRACTOR relating to this Contract or the interpretation and performance of any of the clauses of this Contract , and which cannot be settled amicably, shall be submitted to the decision of arbitration. PERTAMINA on the one hand and CONTRACTOR on the other hand shall each appoint one arbitrator and so advise the other Party and these two arbitrators will appoint a third. if either Party fails to appoint an arbitrator within thirty (30) days after receipt of a written request to do so such arbitrator shall, at the request of the other Party, if the Parties do not otherwise agree, be appointed by the President of the International Chamber of Commerce. If the first two arbitrators appointed as aforesaid fail to agree on a third within thirty (30) days following the appointment of the second arbitrator, the third arbitrator shall, if Parties do not otherwise agree, be appointed, at the request of either Party, by the President of the International Chamber of Commerce.If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator whom he succeeds.

11.3. The decision of a majority of the arbitrators shall be final and binding upon the Parties.

Arbitration shall be conducted at a place to be agreed upon by both parties and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce.


                                                              --o0o--















                                   SECTION XII

                 EMPLOYMENT AND TRAINING OF INDONESIAN PERSONNEL


12.1 JOB shall employ qualified Indonesian personnel in its operations and after commercial production commences will under-take the schooling and training of Indonesian personnel for labor and staff positions including administrative and executive management positions of JOB. At such time CONTRACTOR shall also consider with PERTAMINA a program of assistance for training of PERTAMINA's personnel.

12.2 Costs and expenses of training Indonesian personnel for operations hereunder shall be included in Operating Costs. Costs and expenses for a program of training for PERTAMINA `s personnel shall be borne on a basis to be agreed by PERTAMINA and CONTRACTOR.


                                                              --o0o--































                                  SECTION XIII

                                   TERMINATION


13.1 This contract cannot be terminated during the first three (3) years as from the Effective Date, except by provisions as stipulated in subsection 13.3 of section XIII hereunder.

13.2 At any time following the end of the third Contract Year as from the effective Date, if in the opinion of CONTRACTOR, circumstances do not warrant continuation of the Petroleum Operations CONTRACTOR may, by giving written notice to that effect to PERTAMINA and after consultation with PERTAMINA, relinquish its rights and be relieved of its obligations pursuant to this Contract, except such rights and obligation as related to the period prior to such relinquishment.

Without prejudice to the provisions stipulated in subsection 13.1 hereinabove, either Party shall be entitled to terminate this contract in its entirety by a ninety (90) days written notice if a major breach of Contract is committed by the other Party, provided that conclusive evidence thereof is proved by arbitration as stipulated in section XI.


                                                              --o0o--

























                                   SECTION XIV

                         BOOKS AND ACCOUNTS, AND AUDITS


14.1 BOOKS AND ACCOUNTS

       Subject to the requirements of subsection 5.3.6 of section V hereof, PERTAMINA shall be responsible for keeping complete books and accounts reflecting all Operating Costs as well as monies received from the sales of Crude Oil and Natural Gas, consistent with modern petroleum industry practices and proceedings as described in exhibit "C" attached hereto. Should there be any inconsistency between the provisions of this contract, and the provisions of Exhibit "C" then the provisions of this Contract shall prevail. Until such time that commercial production commences, however, PERTAMINA delegates to JOB its obligations to keep books and accounts.


14.2 AUDITS

         14.2.1 CONTRACTOR shall have the right to inspect and audit PERTAMINA's and JOB's books and accounts relating to this Contract, as the case may be, for any Calendar Year within the one (1) year period following the end of such Calendar Year. Any such audit will be satisfied within twelve (12) months after its commencement . Any exception must be made in writing within sixty (60) days following the end of such audit and failure to give such written exception within such time shall establish the correctness of PERTAMINA's and JOB's books and accounts.

14.2.2 PERTAMINA and the Government of the Republic of Indonesia shall have the right to inspect and audit JOB's books and accounts relating to this Contract for any Calendar Year covered by this Contract . Any exception must be made in writing sixty (60) days following the completion of such audit.

                   In addition, PERTAMINA and the Government of the Republic of Indonesia may require JOB to engage independent accountants to examine, in accordance with generally accepted auditing standards, JOB's books and accounts relating to this Contract for any Calendar Year or perform such auditing procedures as deemed appropriate by PERTAMINA. A copy of the independent accountant's report or any exceptions shall be forwarded to PERTAMINA and CONTRACTOR within sixty (60) days following the completion of such audit. The cost related to the engagement of such independent accountants shall be included in the Operating Costs.


                                                                   --o0o--

                                   SECTION XV

                                  PARTICIPATION


15.1 PERTAMINA shall have the right to demand from CONTRACTOR that a seven and one half percent (7.5%) undivided interest in the total rights and obligations under this Contract be offered to either itself or a limited liability company to be designated by PERTAMINA the shareholders of which shall be Indonesian nationals (both hereinafter called "the Indonesian Participant").

15.2 The right referred to in subsection 15.1 of this section XV shall lapse unless exercised by PERTAMINA not later than three (3) months after CONTRACTOR's notification by registered letter to PERTAMINA of its first discovery of petroleum in the Contract area, which in the judgement of CONTRACTOR after consultation with PERTAMINA can be produced commercially. PERTAMINA shall make its demand known to CONTRACTOR by registered letter.

15.3 CONTRACTOR shall make its offer by registered letter to the Indonesian Participant within one (1) month after receipt of PERTAMINA's registered letter referred to in subsection 15.2 of this Section XV. CONTRACTOR's letter shall be accompanied by a copy of this Contract and a draft Operating Agreement embodying the manner in which CONTRACTOR and the Indonesian Participant shall cooperate. The main principles of the draft Operating Agreement are contained in Exhibit "F" to this Contract .

15.4 The offer by CONTRACTOR to the Indonesian Participant shall be effective for a period of six months. If the Indonesian Participant has not accepted this offer by registered letter to CONTRACTOR within the said period, CONTRACTOR shall be released from the obligation referred to in this Section XV.

15.5 In the event of acceptance by the Indonesian Participant of CONTRACTOR's offer. the Indonesian Participant shall be deemed to have acquired the undivided interest on the date of CONTRACTOR's notification  to  PERTAMINA  referred  to in  subsection  15.2  in this
         Section XV and thereafter, the Indonesian Participant shall bear and pay its proportionate share of all Operating Costs .

15.6 For the acquisition of a seven and one half percent (7.5%) undivided interest in the total of the rights and obligations arising out of this Contract, the Indonesian Participant shall reimburse CONTRACTOR an amount equal to seven and one half percent (7.5%) of the sum of
         Operating Costs and seven and one half percent (7.5%) of the compensation paid to PERTAMINA for information and signature bonus referred to Section VIII to the extent such expenditures have been incurred by CONTRACTOR for and on behalf of its activities in the Contract Area up to the date of CONTRACTOR's notification to PERTAMINA mentioned in subsection 15.2 of this Section XV.

15.7 At the option of the Indonesian Participant the said amount shall be reimbursed ;

         15.7.1 either by a transfer of the said amounts by the Indonesian Participant within three (3) months after the date of its acceptance of CONTRACTOR's offer referred to in subsection
                   15.3 of this section XV, to CONTRACTOR's account with the banking institution to be designated by it, in the currency in which the relevant costs have been financed; or

         15.7.2 by way of a "payment out of production" of fifty percent (50%) of the Indonesian Participant 's production entitlements under this Contract, equal in total to one hundred and fifty percent (150%) of the said amount set forth in the preceding subsection 15.1 of this section XV and commencing as from the first sale of Petroleum produced and saved from the Contract Area
 .
15.8 At the time of its acceptance of CONTRACTOR's offer, the Indonesian Participant shall state whether it wishes to reimburse in cash or out of production in the manner indicated under clauses 15.7.1 and 15.7.2 of this section XV.

                                                              --o0o--
































                                   SECTION XVI

                                OTHER PROVISIONS

16.1  NOTICES

        Any notices required or given by either Party to the other shall be deemed to have been delivered when properly acknowledged for receipt by the receiving Party. All such notices shall be addressed to:

        PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
        Jalan Merdeka Timur 1-A
        Jakarta, Indonesia

        ATTN : Senior Vice President Director
        Exploration and Production

        SABA JATILUHUR LIMITED
        Jl. PPN Karet No. 24B
        Kalibata Timur
        Jakarta 12510, Indonesia

        ATTN: Chief Representative

        Either Party may substitute or change such address on written notice thereof to the other .

16.2 LAWS AND REGULATIONS

     16.2.1   The laws of the Republic of Indonesia shall apply to this Contract

     16.2.2 No term or provision of this Contract, including the agreement of the Parties to submit to arbitration hereunder, shall prevent or limit the Government of the Republic of Indonesia from exercising its inalienable rights.

16.3 SUSPENSION OF OBLIGATIONS

         16.3.1 Any failure or delay on the part of either Party or JOB in the performance of their obligation or duties hereunder shall be excused to the extent attributable to Force Majeure.

         16.3.2 If operations are delayed, curtailed or prevented by such causes, then the time for carrying out the obligations thereby affected , the term of this Contract and all rights and obligations hereunder shall be extended for a period equal to the period thus involved.

         16.3.3. The Party or JOB whose ability to perform its obligations is so affected shall notify the other Party (and JOB, it applicable) thereof in writing, stating the cause and the Parties and JOB shall do all reasonably within their power to remove such cause.


16.4 PROCESSING OF PRODUCTS

         16.4.1 CONTRACTOR shall be willing to consider to come to another contract or loan agreement for the processing of products derived from the Petroleum Operations hereunder, on mutually agreeable terms.

         16.4.2 Within the framework of the preceding principles CONTRACTOR would agree on the conditions stated below to have refined in Indonesia twenty eight decimal five seven percent (28.57%) of the share of crude oil to which it is entitled pursuant to
                   Section 6.1.3 hereof, and should no refining capacity be available therefor to set up a corresponding refining capacity for that purpose . The conditions above referred to are that :

                  (a)      PERTAMINA has first requested CONTRACTOR thereto;

                  (b) CONTRACTOR's share of crude oil pursuant to subsections 6.1.3 and 6.3.1 of section VI hereof be not less than one hundred thousand (100,000) Barrels per day, and;

                  (c) if refining capacity has to be erected that setting up and use of such refining capacity be economical in the judgement of the Parties.

         16.4.3 It is further agreed that CONTRACTOR may in lieu of setting up such refining capacity , but subject to the same conditions, make an equivalent investment in another project related to petroleum or petrochemical industries.

         16.4.4 Petroleum to be delivered to such facilities would be sold by CONTRACTOR at the net realized price F.O.B Indonesia received by CONTRACTOR established pursuant to Section VII hereof or at another mutually agreed price.


                                                              --o0o--









                                  SECTION XVII

                                  EFFECTIVENESS


17.1     This Contract shall come into effect on the Effective Date.

17.2 This Contract shall not be annulled, amended or modified in any respect, except by the mutual consent in writing of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Contract, in quadruplicate and in the English language, as of the day and year first above written.



PERUSAHAAN PERTAMBANGAN                              SABA JATILUHUR
MINYAK DAN GAS BUMI NEGARA                           LIMITED
(PERTAMINA)



/s/                                                    /s/
----------------------------                           ------------------
President Director and                                 President
Chief Executive Officer



                  APPROVED BY THE MINISTER OF MINING AND ENERGY

                     This __22nd_day of September,1997,

                                on behalf of the

                     GOVERNMENT OF THE REPUBLIC OF INDONESIA




                           /s/-----------------------

                                   EXHIBIT - A



This Exhibit "A" its attached to an made an integral part of the Contract Between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA and SABA JATILUHUR LIMITED dated the 22nd day of September 1997




                          Coordinates of Contract Area:


                     Seri               Longitude                     Latitude

                      A       106(degree) 37' E                  06(degree) 48' S
                      B       106(degree) 37' E                  06(degree) 40' S
                      C       106(degree) 45' E                  06(degree) 22' S
                      D       106(degree) 45' E                  06(degree) 22' S
                      E       106(degree) 49' E                  06(degree) 27' S
                      F       106(degree) 49' E                  06(degree) 27' S
                      G       107(degree) 02' E                  06(degree) 27' S
                      H       107(degree) 02' E                  06(degree) 26' S
                      I       107(degree) 10' E                  06(degree) 26' S
                      J       107(degree) 10' E                  06(degree) 29' S
                      K       107(degree) 24' E                  06(degree) 29' S
                      L       107(degree) 24' E                  06(degree) 33' S
                      M       107(degree) 41' E                  06(degree) 33' S
                      N       107(degree) 41' E                  06(degree) 39' S
                      O       107(degree) 58' E                  06(degree) 39' S
                      P       107(degree) 58' E                  06(degree) 49' S
                      Q       108(degree) 30' E                  06(degree) 49' S
                      R       108(degree) 30' E                  07(degree) 00' S
                      S       107(degree) 42' E                  07(degree) 00' S
                      T       107(degree) 42' E                  06(degree) 48' S
















Page A-1

EXHIBIT - B



This Exhibit "B" its attached to and made an integral part of the Contract Between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA and SABA JATILUHUR LIMITED dated the 22nd day of September 1997


LOCATION MAP

[GRAPHIC OMITTED]

Page B-1

                                       CONTRACT AREA: JATILUHUR, ONSHORE W.JAVA
                                   EXHIBIT "C"


This Exhibit "C" is attached to and made an integral part of the Contract between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA and SABA JATILUHUR LIMITED dated the 22nd day of September 1997



                              ACCOUNTING PROCEDURE

                                    ARTICLE 1

                               General Provisions


1.1. Definitions

      The accounting procedure herein provided for is to be followed and observed in the performance of either Party's obligations under the Contract to which this Exhibit is attached. The definitions and terms appearing in this Exhibit "C" shall have the same meaning as those defined in said Contract.

1.2. Accounting and Statements

      PERTAMINA's and JOB's, as the case may, accounting records and books will be kept in accordance with generally accepted and recognized accounting systems consistent with modern petroleum industry practices and procedures. Books and reports will be maintained and prepared in accordance with methods established by PERTAMINA. The chart of accounts and related account definitions will be prescribed by PERTAMINA. Reports will be organized for the use of PERTAMINA in carrying out its management responsibilities under this Contract.
















                                   ARTICLE II

                                 Operating Costs

2.1. Definition

       For any Year in which commercial production occurs, Operating Costs consists of (a) current Year non-capital costs, (b) current Year's depreciation for capital costs and (c) current Year allowed recovery of prior Year's unrecovered Operating Costs.

2.2. Non-Capital costs

       Non-capital costs means those Operating costs incurred that relate to current Year's operations. In addition to costs relating only to current operations, the costs of surveys and the intangible costs of drilling exploratory and development wells, as described in paragraphs 2.2.3,
       2.2.4 and 2.2.5 below, will be classified as non-capital costs. Non-capital costs include, but are not limited to the following :

       2.2.1.     Operations

                  Labor, materials and services used in day to day oil well operations, oil field production facilities operations, secondary recovery operations, storage handling transportation, and delivery operations, gas well operations, gas field production facilities operations, gas transportation, and delivery operations, gas processing auxiliaries and utilities, and other operating activities including repairs and maintenance;

         2.2.2.   Office, services and general administration

                  General services including technical and related services, material services, transportation, rental of specialized and heavy engineering equipment, site rentals and other rentals of services and property, personnel expenses, public relation and expenses abroad;

         2.2.3.   Production drilling
         Labor, materials and services used in drilling wells with the object of penetrating a proven reservoir, including the drilling of appraisal wells as well as redrilling, deepening or recompleting wells, and access roads leading directly to wells;

         2.2.4.   Exploratory drilling

                  Labor, materials and services used in drilling of wells with the object of finding unproven reservoirs of oil and gas, and access roads leading directly to wells;

         2.2.5.   Surveys

                  Labor, materials and services used in aerial, geological, topographical, geophysical and seismic surveys, and core hole drilling;

         2.2.6. Other exploration expenditures

                  Auxiliary or temporary  facilities having lives of one year or
                  less  used  in  exploration   and  purchased   geological  and
                  geophysical information;

         2.2.7.   Training

                  Training of Indonesian personnel as set forth in Section XII of the Contract.

2.3.     Capital Costs

         Capital Costs means expenditures made for items which normally have a useful life beyond the year incurred. A reasonable annual allowance for depreciation of capital costs, computed as described in Article III
         Section 3.1. will be allowed as recoverable Operating Costs for the current year. Capital Costs include classification described herein but are not limited to the following specifications;

         2.3.1.   Construction utilities and auxiliaries

                  Workshops, power and water facilities, warehouses, cargo jetties and field roads except the access roads mentioned in paragraphs 2.2.3. and 2.2.4. above;

         2.3.2.   Construction housing and welfare

                  Housing, recreational facilities and other tangible property incidental to construction;

         2.3.3.   Production facilities

                  Wellhead equipment, subsurface lifting equipment, production tubing, sucker rods, surface pumps, flow lines, gathering equipment, delivery lines and storage facilities. Costs of oil jetties and anchorages, treating plants and equipment, secondary recovery systems, gas plants and steam systems;

         2.3.4.   Movables

                  Surface and subsurface drilling and production tools, equipment and instruction, barges, floating craft, automotive equipment, aircraft, construction equipment furniture and office equipment and miscellaneous equipment.


                                   ARTICLE III

                   Accounting Methods To Be Used To Calculate

                           Recovery of Operating Costs


3.1.     Depreciation

         Depreciation will be calculated beginning the Year in which the asset is placed into service with a full year's depreciation allowed in the initial year. The method used to calculate each Year's allowable recovery of capital cost is the declining balance depreciation method. Calculation of each such Year's allowable recovery of capital costs should be based on the individual asset's capital costs at the beginning of each Year multiplied by the depreciation factor as follows, for :

                       Group 1 = 50% Group 2 = 25% Group 3 = 10%

         For the Groups of capital assets for any Crude Oil project apply useful lives as follows:

         GROUP 1:

         Automobiles                                                 1.5 years
         Trucks - light (13,000 pounds or less)
         and tractor units                                             2 years
         Trucks - heavy (more than 13,000 pounds)                      3 years
         Buses                                                       4.5 years
         Aircraft                                                      3 years
         Construction Equipment                                        3 years
         Furniture and Office Equipment                                5 years

         GROUP 2:

         Construction utilities and auxiliaries                        5 years
         Construction housing and welfare                             10 years
         Production facilities                                         5 years
         Railroad cars and locomotives                               7.5 years
         Vessels, barges, tugs and similar water
         transportation equipment                                      9 years
         Drilling and production tools, equipment
         and instruments                                               5 years

         For the Groups of capital assets for Natural Gas projects, apply fifty percent (50%) of the following useful lives :
         GROUP 1:

         Automobiles                                                   3 years
         Trucks - light (13,000 pounds or less)
         and tractor units                                             4 years
         Trucks - heavy (more than 13,000 pounds)
         and trailers                                                  6 years

         GROUP 2:

         Aircraft                                                      6 years
         Vessels, barges, tugs and similar water
         transportation equipment                                      18 years
         Drilling and production tools,
         equipment  and instruments                                     8 years
         Construction Equipment                                         6 years
         Furniture and Office Equipment                                10 years

         GROUP 3:

         Construction utilities and auxiliaries                         8 years
         Construction housing and welfare                              20 years
         Production facilities                                          8 years
         Railroad cars and locomotives                                 15 years

         Balance of unrecovered capital costs is eligible for full depreciation at the end of the individual asset's useful life.

         The undepreciated balance of assets taken out of service will not be charged to Operating Costs but will continue depreciating based upon the lives described above except where such assets have been subjected to unanticipated destruction, for example, by fire or accident.

3.2.     Overhead Allocation

         General and administrative costs, other than direct charges, allocable to this operation should be determined by a detailed study, and the method determined by such study shall be applied each year consistently. The method selected must be approved by PERTAMINA, and such approval can be reviewed periodically by PERTAMINA and CONTRACTOR.

3.3.     Interest Recovery

         Interest on loans obtained by a Party from Affiliates or parent companies or from third party non-affiliates at rates not exceeding prevailing commercial rates for capital investments in petroleum operations may be recoverable as operating costs. Details of any financing plan and amount must be included in each Years budget of Operating Costs for the prior approval of PERTAMINA. All other financing must also be approved by PERTAMINA.


3.4.     Gas Costs

         Operating Costs directly associated with the production of Natural Gas will be directly chargeable against Natural Gas revenues in determining entitlements under Section VI subsection 6.2.2 of the Contract. Operating Costs incurred for production of both Natural Gas and Crude Oil will be allocated to Natural Gas and Crude Oil based on the relative value of the products produced for the current Year. Common support costs will be allocated on an equitable basis agreed to by both parties.

         If after commencement of production the Natural Gas revenues do not permit full recovery of Natural Gas costs, as outlined above, then the excess costs shall be recovered from Crude Oil revenues. Likewise, if excess Crude Oil costs (Crude Oil costs less Crude Oil revenues) exists, this excess can be recovered from Natural Gas revenues.

         If production of either Natural Gas or Crude Oil has commenced while the other has not, the allocable production costs and common support cost shall be allocated in an equitable manner. Propane and butane factors extracted form Natural Gas but not spiked in Crude Oil to be deemed as Natural Gas for the purpose of accounting.

3.5.     Inventory Accounting

         The costs of non-capital items purchased for inventory will be recoverable at such time the items have landed in Indonesia.

3.6.     Insurance and Claims

         Operating Costs shall include premiums paid for insurance normally required to be carried for the Petroleum Operations relating to CONTRACTOR's obligations conducted under the Contract, together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgement and other expenses, including fees relating to CONTRACTOR's obligations under the Contract.

3.7. Abandonment and Site Restoration

      Operating Costs shall include all expenditures incurred in the abandonment of all exploratory wells and the restoration of their drillsites, together with all estimates of monies required for the funding of any abandonment and site restoration program established in conjunction with an approved plan of development for a commercial discovery.

      Expenditures incurred in the abandonment of exploratory wells and the restoration of their drillsites shall be charged as Operating Cost in accordance with Article II of this Exhibit "C"

      Estimates of monies required for the funding of any abandonment and site restoration program established pursuant to paragraph (e) of clause 5.2.3 of the Contract shall be charged as Operating Costs annually on the basis of accounting accruals beginning in the year of first production. The amount charged in each Year will be calculated by dividing the total estimated cost of abandonment and economic life of each discovery. The estimates of monies required for all abandonment and site restoration activities shall be reviewed on an annual basis and such estimates shall be adjusted each Year as required.


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



                                      CONTRACT AREA: JATILUHUR, ONSHORE W.JAVA


Page D- 23
                                   EXHIBIT "D"

                               OPERATING AGREEMENT

               PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

                                  ( PERTAMINA )

                                       and

                             SABA JATILUHUR LIMITED


ARTICLE NUMBER     TITLE                                                   PAGE

ARTICLE 1         DEFINITIONS                                               D-2

ARTICLE 2         WORK OBLIGATIONS                                          D-4

ARTICLE 3         OPERATOR                                                  D-5

ARTICLE 4         OPERATING COMMITTEE                                       D-9

ARTICLE 5         PROGRAMS AND BUDGETS                                     D-11

ARTICLE 6         SOLE RISK OPERATIONS                                     D-12

ARTICLE 7         ALLOCATION OF CRUDE OIL LIFTINGS                         D-14

ARTICLE 8         COSTS AND EXPENSES                                       D-15

ARTICLE 9         DEFAULTS IN PAYMENTS                                     D-17

ARTICLE 10        ACCOUNTING                                               D-18

ARTICLE 11        TECHNICAL INFORMATION                                    D-19

ARTICLE 12        NATURAL GAS                                              D-20

ARTICLE 13        ASSIGNMENT OF INTEREST                                   D-21

ARTICLE 14        INSURANCE                                                D-22

ARTICLE 15        COMPLIANCE WITH OBLIGATIONS                              D-23







                                   EXHIBIT "D"

                               OPERATING AGREEMENT


Attached to and made a part of the Contract between:


               PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

                                       and

                             SABA JATILUHUR LIMITED



           dated the 22nd day of September, 1997



                               OPERATING AGREEMENT



ARTICLE 1-DEFINITIONS


1.1 In this Operating Agreement words and expressions used in the Production Sharing Contract shall have the meaning ascribed to them therein.

1.2 "Development Operations" shall mean creation or installation of facilities for purpose of producing, treating if necessary, transporting to an agreed point of delivery and delivering Petroleum from a commercial field, including development drilling operations.

1.3 "Exploratory Drilling Operations" shall mean unless the Parties otherwise mutually agree drilling operations for the purpose of prospecting for Petroleum conducted in the Contract Area at a distance not less then five
       (5) kilometers from a well already drilled hereunder or in the process of being drilled, or outside the agreed closing contour of a structure already drilled hereunder or in the process of being drilled or deeper horizons within that structure.

1.4    "Exploration   Operations"   shall  mean   geological,   geophysical  and
       Exploratory Drilling Operations conducted in the Contract Area.

1.5. "Appraisal Operations" shall mean operations conducted in the Contract Area for the purpose of determining whether a field discovered therein is a commercial field.

1.6. "Participating Interest" shall mean the respective undivided interest which a party owns at any particular time in and to the total rights and obligations under the Contract. Initially the Parties participating interests are as the follows:


                  PERTAMINA                          25%
                  CONTRACTOR                         75%


        In the event a Party transfers all or part of its Participating Interest in the Contract in accordance with the provisions of this Agreement and the Contract , the Participating Interest of the Parties shall be revised accordingly

1.7 "Contract " shall mean the Production Sharing Contract made and entered into between PERTAMINA and CONTRACTOR covering the Contract Area.

"Partyand Parties" means a Party or Parties to this Agreement and the Contract their assignees and/ or successors in interest.

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ARTICLE 2 - WORK OBLIGATIONS


2.1. Without prejudice to Sub.Article 8.1.1. of this Exhibit "D",CONTRACTOR shall bear the entire costs for exploration operation and the drilling of appraisal wells, and the costs for development operations up to commencement of first commercial production in the Contract Area.

2.2. After commencement of commercial production CONTRACTOR shall recover all of its Participating Interest Share of Operating Costs, and in addition, PERTAMINA shall repay CONTRACTOR out of PERTAMINA's Participating Interest Share of all funds provided by CONTRACTOR under subsection 4.3. of Section IV and in accordance with the provisions of
         Section VI of the Contract .

In the case no commercial discovery is made on the Contract Area, it is expressly agreed that PERTAMINA shall be under no obligation whatsoever to make the repayment provided for in this Article 2.


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ARTICLE 3 - OPERATOR


3.1. Petroleum Operations to be carried out pursuant to the Contract shall be conducted by PERTAMINA, Operator, assisted by CONTRACTOR through a Joint Operating Body, hereafter referred to as "JOB" in the Contract , Accounting Procedure and this Operating Agreement to be organized pursuant to Article 3.3. hereunder. JOB shall conduct Petroleum Operations in accordance with policies, programs and budgets approved by the Operating Committee. Such operations shall be conducted by JOB or by JOB's duly authorized agents or by independent contractors engaged by JOB.

3.2. In conducting Petroleum Operations on behalf of the Parties, JOB shall comply with the obligations under the Contract and with regard to any applicable laws or regulations of the Indonesian Government. All relations with PERTAMINA or the Indonesian Government with regard to the conduct of operations under the Contract shall be maintained through JOB, provided however each Party shall always have the right to have a representative present at any such meeting during negotiations on the subject matter of the Contract .

3.3. PERTAMINA, Operator, assisted by CONTRACTOR or any of its Affiliates to which its Participating Interest is assigned shall establish JOB as  outlined  in the  Organization  Chart  annexed  hereto  as  Exhibit
      "E" and  PERTAMINA  delegates the  functions,  rights and  obligations  of
       Operator to JOB during the term of the Contract.  The Parties have agreed on the positions and the Party which would assign its secondees to fill such positions, all as indicated on the Organization Chart and any replacement will likewise be the responsibility of the Party as indicated thereon. Any change to the Organization Chart, if needed, shall be made by unanimous agreement of the Parties. The direct and indirect costs incurred by CONTRACTOR in so providing assistance to PERTAMINA, Operator, shall be charged to the Joint Account and shall be included in the Operating Costs.

3.4. Subject to the provisions of this Agreement, JOB shall have exclusive control of all operations, and :

         3.4.1.   employ all personnel reasonably required therefor;

         3.4.2. acquire on behalf of the Parties all assets including any equipment, materials and supplies necessary or desirable for carrying on operations hereunder;

         3.4.3. keep full and adequate accounting and other records in accordance with the Contract and the Accounting Procedure, and establish the Joint Account for the said project;

         3.4.4. furnish the Parties with all information acquired in relation to operations hereunder, including but not limited to technical data, daily and monthly operating report, monthly accounting statement and any other information which may be required by the Operating Committee;

         3.4.5. allow the authorized representatives of the Parties full access to the operations, with the right to inspect the same;

         3.4.6. prepare and submit to the Operating Committee programs and budgets as provided in Article 5, 6 and 7 hereof and once they have been approved by the Operating Committee, submit such programs and budgets to PERTAMINA in accordance with the Contract ;

         3.4.7. shall semi-annually submit a forecast of operating expenses and capital expenditure (also called Budget of Operating Costs) to the Operating Committee. Should actual or anticipated operating expenses for any semi annual period be in excess of such forecast by ten percent (10%) , the matter shall be called to the attention of the Operating Committee as soon as such overrun occurs or is anticipated and the Operating Committee shall determine what actions, if any, should be taken in that regard;

         3.4.8. shall submit to the Operating Committee for prior approval an Authorization for Expenditure (AFE) covering each individual project of the Petroleum Operations and requirements within the approved Budgets of Operating Costs, in the categories set out below.

                  (a)Drilling
                    (i)  Each exploratory well
                   (ii)  Each appraisal well
                  (iii)  Each development well or group of development wells.
                   (iv) Deepening of any well bellow original total depth, involving exploratory footage.
                    (v) Workovers in excess of fifty thousand United States Dollars (US$50,000)for any well,including deepening into development zones.

                  (b) Exploration  - Projects  for  Geological  and  Geophysical
                      work, core drilling and overhead charges applicable to geological and geophysical operations shall be covered by an AFE (s) with respect to each project or group of project estimated to cost in excess of fifty thousand United States Dollars (US$50,000) - these projects may be accumulated and included in quarterly AFE (s).

                  (c)  Plant  and Equipment
                     (i)  Individual   construction   projects   and   equipment
                          purchases   exceeding  fifty  thousand  United  States
                          Dollars (US$50,000) each.

                    (ii) Equipping of wells exceeding fifty thousand United States Dollars (US$50,000). Equipping wells includes generally the purchase and installation of equipment and material for lifting, heating, storing and otherwise handling production.

                   (iii)Storehouse  Commitments for purchases in excess of fifty thousand United States Dollars ($US50,000).

                    (iv) Unusual Significant Commitment of any kind in excess of fifty thousand United States Dollars
                               (US$50,000);

         3.4.9. shall maintain regular progress reporting to the Operating Committee on projects implementation, i.e., on the operational, technical and financial phases, to reflect progress of the approved Work Program Implementation;

        3.4.10. enter into such Contracts as maybe required in connection with the operations under this Agreement and the Contract;

        3.4.11. promptly pay from the Joint Account and discharge all costs and expenses incurred by it in connection with Petroleum Operations;

        3.4.12. carry out Petroleum Operations hereunder in a workmanlike manner and in accordance with good oilfield and engineering practices and in accordance with the applicable laws and  regulations;

        3.4.13. deliver in kind to the Parties as the case may be their respective shares in accordance with the Contract of all Crude Oil produced in the Contract Area.

3.5. JOB undertakes to carry out the Work Programs adopted by the Operating Committee and approved by PERTAMINA within the limits of the approved Budget of Operating Costs and shall not undertake any operation not included in an approved Work Program, or make any expenditure in excess of the budgeted amounts except as follows:

      3.5.1. If necessary to carry out an approved Work Program, JOB may make expenditure in excess of the corresponding budget up to but not exceeding ten percent (10%) of the amount specified for each category of such budget and such expenditure shall be reported promptly by JOB to the Parties, specifying such category.

      3.5.2. In case of emergency, JOB may make such immediate expenditure necessary for the protection of life or property and such emergency expenditure shall be reported promptly by JOB to the Parties.

3.6. JOB shall not be liable to the Parties for any act or omission in the conduct of the operations under the Contract including gross negligence or willful misconduct on the part of JOB and the Parties shall be responsible for such act or omission of JOB and the obligations of the Contract in accordance with the provisions of the Contract.

In performing its obligations hereunder, it is not intended that either Party shall realize a profit or incur any loss in performing such obligations.

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ARTICLE 4-OPERATING COMMITTEE

4.1. There shall be established an Operating Committee consisting of one representative of each PERTAMINA and CONTRACTOR.

       Each PERTAMINA and CONTRACTOR shall designate its representative by notice to the other and each by the same notice may designate one or more alternate representatives, any one of them whom shall be authorized to represent said party in the absence of its representative. Each representative or alternate representative may be assisted by such advisers as he deems necessary at any meeting of the Operating Committee. PERTAMINA's representative shall be the Chairman of the Operating Committee.

       The Operating Committee shall establish the policies, programs, and budgets under which Petroleum Operations shall be conducted. Without limiting the generality of the foregoing, its principal functions shall be:

         4.1.1. To establish policies from time to time governing various aspects or activities of Petroleum Operations;

         4.1.2. To review and adopt, and revise. annual Work Programs and Budgets of Operating Costs; and

         4.1.3. To appoint such technical, financial, accounting, legal or other committee as the representatives may deem appropriate  for studies, analysis, reports, etc. on matters pertaining to  Petroleum Operations.

4.2. The Operating Committee shall meet whenever the representative of a Party shall require it by giving not less than ten (10) days notice to the other representative which notice shall specify the matter or matters to be considered at such meeting. More particularly, the Operating Committee shall be convened at least once a year by JOB to discuss and decide upon the Work Program and Budget of Operating Costs submitted to it by JOB and any other matters contemplated under the Contract and arising in connection therewith.

4.3. Except as otherwise provided herein all matters brought forth at any meetings of the Operating Committee shall be decided by the unanimous vote of the two representatives of the Parties.

4.4. Except as provided for in Article 4.5 hereof, all meetings of the Operating Committee shall be held in Jakarta, Indonesia, or elsewhere as may be agreed from time to time by the Parties.

4.5. Any matter relating to operations hereunder may be submitted to the Operating Committee for consideration and vote without holding a meeting provided that such matter is submitted in writing or by telegraph or telex to the representatives of the Operating Committee with a copy to JOB. In such event, each representative shall vote by giving written or telegraph or telex notice of such vote to JOB and the other representative and any decision so reached shall be binding on the Parties. JOB shall keep a written record of each such vote and of the outcome of such voting.

4.6. All decisions made by the Operating Committee including the decisions reached under Article 4.5 above, shall be set out in writing and the minutes thereof shall be signed by both representatives. Any decision so recorded and signed shall be final and binding upon the Parties.

Notwithstanding anything to the contrary herein, on all matters of termination, extension or exclusion, CONTRACTOR's representative shall have the determining vote at the Operating Committee.


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ARTICLE 5 - PROGRAMS AND BUDGETS

5.1      Exploration Programs and Budgets

         Not later than one hundred and twenty (120) days prior to the commencement of each Calendar Year JOB shall submit to the Operating Committee a recommended Exploration Program and Budget of Operating Costs for such Calendar Year. An Exploration Program shall consist only of geological, geophysical and exploratory drilling operations.

         Not later than ninety (90) days prior to the commencement of such Calendar Year the Operating Committee shall decide upon an Exploration Program and Budget of Operating Costs to be submitted to PERTAMINA in accordance with the Contract.

         In no case shall an Exploration Program and Budget of Operating Costs be insufficient to comply with the obligations of the Parties in accordance with the Contract.


5.2.     Appraisal Program and Budgets

         Within six (6) months of each discovery of crude Oil and Natural Gas (except a discovery made pursuant to a Sole Risk Program), the Operating Committee shall decide whether such discovery requires the carrying out of Appraisal Operations in order to determine whether there exists a commercially exploitable field.

         5.2.1. If the Operating Committee decides that said Appraisal Operations shall be carried out, JOB shall submit to it within sixty (60) days an Appraisal Program, and the corresponding
                  Budget of Operating Costs for the remaining part of the current Calendar Year and for the next following Calendar Year.

                  Within forty five (45) days of the submission of such Appraisal Program and Budget of Operating Costs by JOB the Operating Committee shall approve the proposal submitted by JOB or may vary it.

         5.2.2. If the Operating Committee does not decide that such Appraisal Operations shall be carried out, any Party shall have the option to have such Appraisal Operations carried out by JOB on its behalf and at its sole cost and expense as provided in
                  Article 6 hereof.

5.3.     Development Programs and Budget

         As soon as the Parties consider that a field discovered and appraised is a commercially exploitable field, the Operating Committee shall seek PERTAMINA's approval to have such field development by JOB.
                                                              --o0o--
ARTICLE 6-SOLE RISK OPERATIONS

6.1. In case any Party (Sole Risk Party) wishes to carry out Exploration and/ or Appraisal Operations not included in any Work and/ or Appraisal Program and Budget of Operating Costs it shall so notify JOB within fifteen
      (15)days of the adoption of the said Work and/ or Appraisal Program and Budget of Operating Costs. Such notice shall specify in detail the operations that the Sole Risk Party wishes to have carried out. JOB shall promptly prepare a program and budget covering the said operations(Sole Risk Operations) and shall submit the same to the Sole Risk Party. The Sole Risk Party shall upon its approval of the program and budget satisfy JOB as to his financial arrangements for carrying out such program and budget, thereafter the sole risk program and budget shall be included in the Work Program and Budget of Operating Costs to be submitted to PERTAMINA in accordance with subsection 4.4 of section IV of the Contract.

After approval of the Work Program And Budget of Operating Costs by PERTAMINA, any geophysical survey to be conducted under Sole Risk Operations shall be carried out by JOB on behalf of the Sole Risk Party at the Party's sole risk and expense. The Non Sole Risk Party shall have the right to be deemed to have participated in such survey by giving notice at any time to the Sole Risk Party of its intention to do so and paying to the said Sole Risk Party within thirty (30) days from the date of giving such notice twice its Participating Interest share of the total cost of such survey already incurred.

       In respect of any well to be drilled on a location selected pursuant to a geophysical survey, a Party shall not be entitled to participate in such well unless either (1) the geophysical survey was carried out at that Party's Sole Risks or (2) that Party has elected to be deemed to have participated in such survey as provided for above.

6.3. If a Sole Risk Operation results in the completion of a well capable of commercial production, each Non Sole Risk Party shall compensate the Sole Risk Party, with respect to such Sole Risk Operation, by delivering to such Sole Risk Party a quantity of petroleum free from any liens and encumbrances subject to the obligation to supply domestic market. Such deliveries shall continue until such time as the value of all petroleum so delivered equals the amount due from such Non Sole Risk Party which shall be equal to the total cost of drilling, completing and equipping the sole risk well plus three hundred percent (300 %) (in the case of a Sole Risk Exploration well) or two hundred percent (200%)(in the case of a Sole Risk Appraisal well) of the Non Sole Risk Party's Participating Interest share of such total cost had Non Sole Risk Party participated in such well.


6.4. If the representatives of the Parties cannot agree on the drilling of a development well or wells, a Party desiring to have such development well or wells drilled at the sole risk expense of such Party, such Party may request JOB to carry out such Sole Risk Operations.

       If the well(s)is a producer, the Non Sole Risk Party shall compensate the Sole Risk Party its entire participating interest share of production from said development well(s) until the value of petroleum delivered to the Sole Risk Party equals the total cost of drilling, completing and equipping the sole risk development well(s) plus three hundred percent (300 %) and two hundred percent(200 %) of the costs and expense for conducting the facilities for such development well(s), had such Non Sole Risk Party participated in such well(s). JOB shall follow the procedure, pursuant to Article 6.1 hereabove in obtaining the approval of PERTAMINA.

6.5. With respect to Sole Risk drilling, not more than two exploratory wells shall be drilled during one year unless otherwise agreed upon by the Parties. Two (2) Sole Risk wells or more shall not be drilled at the same time.

6.6. The Sole Risk provisions of this Article 6 shall also be applicable to deepening,side tracking and/or completion of an actively drilling well.

6.7.  The provisions of this Article 6 shall not be applicable during the period
      which  the  Parties  are   complying   with  their   minimum   obligations
      under-subsection 4.2 of section IV of the Contract.

Even if a Sole Risk Operation results in a dry hole, the Sole Risk Party shall be entitled to treat, as its Operating Costs, its total costs attributable to such Sole Risk Operation.


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ARTICLE 7-ALLOCATION OF CRUDE OIL LIFTINGS


         7.1. Each Party shall be entitled to production in proportion to its Participating Interest, in accordance with the provisions of Section V, VI, and VII of the Contract and Article 2 of this Exhibit. CONTRACTOR's entitlement shall be obtained by deducting from its Participating Interest share of production PERTAMINA's share thereon calculated in accordance with the terms of the Contract.

7.2. The Parties will enter into an Offtake Agreement to provide for orderly lifting Crude Oil produced (including over/under lifting procedures) in accordance with good oil field practice and subject to the terms of the Contract

       The Offtake Agreement Shall provide that for the purpose of calculating actual entitlements and tanker programming between the Parties, the Participating Interest of CONTRACTOR and any Party to which it assigned a Participating Interest shall be treated as one.


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ARTICLE 8-COSTS AND EXPENSES

8.1. The contribution of the Parties to expenditures incurred by JOB for the joint Account shall be made in accordance with the following rules.

      8.1.1. All costs and expenses of whatsoever kind and nature incurred under approved budgets for Exploration Operations, the drilling of appraisal wells and Development Operations up to commencement of commercial production shall be provided by CONTRACTOR alone in accordance with Section IV of the Contract, subject to Section VI thereof.

      8.1.2. All costs and expenses of whatsoever kind and nature incurred under approved budgets for Exploration Operations and the drilling of appraisal wells after commencement of first commercial production shall be provided by CONTRACTOR alone, twenty five percent (25%) of which PERTAMINA shall repay CONTRACTOR out of PERTAMINA's Participating Interest share of Crude Oil.

      8.1.3. All costs and expenses of whatsoever kind and nature incurred under approved budgets for the carrying out of the feasibility and engineering studies of an appraisal area and/or Development Operations shall be borne and paid by the Parties pro rata to their respective Participating Interests.

      8.1.4. All costs and expenses of whatsoever kind and nature incurred under approved budgets for the carrying out of Sole Risk Exploration or appraisal Operation shall be borne and paid by the Party having requested such Sole Risk Operations.

      8.1.5. Operating expenses incurred in producing Crude Oil (other than expenses enumerated under Articles 8.1.1, 8.1.2, 8.1.3 and
                  8.1.4 above) shall be borne and paid by the parties pro rata to their respective Participating Interests.

8.2 In order to enable JOB to pay expenditures incurred or to be incurred by it under this Operating Agreement for the joint Account each Party shall make to it monthly advances of the sums required by JOB in accordance with such Party's share of estimated expenditures. JOB shall keep an account recording advances made to it by the Parties. Any balance outstanding shall be notified in the monthly accounting statements to be furnished in accordance with article 3.4.4 hereof.

      Any surplus shall be carried forward to the following month. Any deficit shall be paid by the Parties within thirty (30) days of receipt of such statement. Requests for advances for any month made by JOB shall be sent to the Parties not later than five (5) days before the beginning of such month. Sums required to cover expenditure in relation to Exploration, Appraisal and/or Development Operations shall be requested separately from funds required for the Production operating expenses referred to in article 8.1.5 hereof. The amount of the advances requested shall be paid by each Party within twenty (20) days of receipt of such advance notice


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ARTICLE 9-DEFAULTS IN PAYMENTS

Any default of a Party in paying its share of any expenditures hereunder or of any advance requested from it hereunder shall have the following consequences.

9.1 If such default is a failure by a Party to pay its share of any expenditure or to pay advance requested by JOB for expenditures corresponding to Development Operations, the Participating Interest of the parties shall be recalculated in the manner set out bellow and the defaulting Party shall forfeit its right and execute such assignment as may be required to give effect to the recalculated interests. The recalculated Participating Interests shall become the equivalent of those fractions:

         9.1.1   The numerators of which shall be the cumulative contribution of
                 the   respective   Parties  to  the  financing  of  Development
                 Operations.

         9.1.2 The denominators of which shall be the cumulative contribution of all the Parties to the same expenditures.

9.2      None of the recalculations and assignments of interests contemplated in article 9.1 above shall take place prior to the expiration of a delay period of six (6) months after the defaulting Party has been notified by JOB of the establishment of such default. If during such delay period the Party defaulting has paid the other Party the amount in default together with interest at the London Inter-Bank Offered Rate
         (LIBOR) plus two percent (2%) per annum such recalculation and assignment shall not take place.

9.3 If such default concerns an expenditure for a Sole Risk Exploration a Sole Risk Appraisal Program and if the debt has not been discharged within two (2) months of the notification by JOB of the establishment of such default the defaulting Party shall forfeit all its rights under
         Article 6.3 hereof and the non defaulting Party be considered as the Sole Risk Party under such Article 6.3 attributable to the carrying out of such program.

9.4 If such defaults is a failure by a Party to advance to JOB amounts requested in respect of that Party's share of operating expenses of Production, such Party's right to Production from the Contract Area until the debt owed by the defaulting Party together with interest at LIBOR plus two percent (2%) has been discharge shall be forfeited to the non defaulting Party.

9.5 The provisions of this article 9 requiring the assignment of interest or the forfeiture of rights by any defaulting Party shall in no way operate to discharge such Party from its obligation to pay any sum due to JOB as result of such default or the other Party with interest at LIBOR plus two percent (2%) from the date until paid.

         Notwithstanding anything contained above the defaulting Party shall hold harmless the other Party or Parties from any prejudice resulting from its default.
                                                              --o0o--
ARTICLE 10 - ACCOUNTING


10.1 JOB shall maintain accounts in accordance with good internationally accepted accounting practices consistent with the provisions of the Contract as contemplated by the Accounting Procedures.

10.2 So long as the keeping of books and accounts is delegated by PERTAMINA to JOB in accordance with subsection 14.1 of section XIV of the Contract JOB shall keep such books and accounts. The parties shall have the right to inspect and audit JOB's books and accounts, provided however, any Party shall have the right to have its representative present during such inspection and audit. All Parties shall be promptly notified of the results thereof.

10.3 JOB shall maintain at all times the Joint Account recording the cumulative expenditure incurred in respect of operations under the Contract and giving details as to the allocation of such expenditures separately between :

         10.3.1   Expenditure for exploration;

         10.3.2   Expenditure for appraisal;

         10.3.3   Expenditure for development;

         10.3.4   Operating expenses of production; and,

         10.3.5 Overhead costs as provided for under Exhibit "C", Accounting Procedures.

         The Join Account shall be kept in United States Dollars and shall reflect any difference of exchange resulting from operations effected in other currencies.

10.4 JOB shall also maintain and furnish to the Parties insofar as it is possible such date, records, accounts and statements on such forms as either Party may request for the purposes of its own internal requirements.

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ARTICLE 11-TEHNICAL INFORMATION


Each Party undertakes that it will treat as confidential and prevent disclosure to any third party in any way except to its Affiliates and any Indonesian Governmental Agency any geological, geophysical or other technical data and information pertaining to the Contract Area. This obligation shall be a continuing obligation which shall be observed by each Party during the term of this Contract notwithstanding that such Party may have ceased to be a Party to its termination.

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ARTICLE 12-NATURAL GAS

If a discovery of Natural Gas has been made and if the Parties or either of them wishes to produce such gas they shall enter into a special agreement to regulate their respective rights and obligation in accordance with subsection 6.2.2 of section VI of the Contract. Such special agreement shall be based on the principles adopted in this Operating Agreement.

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ARTICLE 13-ASSIGNMENT OF INTEREST

13.1 All assignments shall be in accordance with the provisions of the Contract.

13.2 Except for an assignment contemplated under Article 9 hereof, no assignment of Participating Interest be made which would result in a Party having a Participating Interest of less than five percent (5%).

All assignment of Participating Interest shall have the effect of making the assignee a Party to the Contract. No assignment shall be valid unless the assignee has agreed in writing to be bound by the provisions of the Contract.

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ARTICLE 14-INSURANCE

14.1 JOB shall carry, for the benefit and protection of the Parties to the Contract such insurance as the Operating Committee shall authorize and require. However, the Operating Committee shall not require JOB to carry physical damage insurance on jointly used property or interests. It is understood that each Party will be responsible for its own interest in such properties and will assume its portion of any loss that occurs. With respect to losses of jointly used property, it is agreed that no Party to the Contract shall have any right of recovery against any other Party, their agents, directors, officers or employees, or against their respective property or vessels, and such rights of recovery are respectively waived; any insurance policy covering the interest of a Party in jointly used property shall be appropriately endorsed so as to effectively waive all pertinent rights of subrogation.

14.2 In the absence of specific directions by the Operating Committee, JOB shall require all contractors engaged in operations under the Contract and this Agreement to maintain such insurance as JOB deems necessary (and economically feasible) to adequately protect and indemnify the Parties and JOB.

Notwithstanding any provisions to the contrary in the Contract and this Agreement, each Party shall indemnify and hold harmless the other Party from any claim, loss or damages as a result of injury or death of its officers, employees, servants and agents in the performance of Petroleum Operations.


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ARTICLE 15 - COMPLIANCE WITH OBLIGATIONS


The obligations imposed upon the parties by this Agreement or by the Contract or by the Laws of the Republic of Indonesia shall be several and not joint.

The parties undertake between themselves to comply with such obligations and to abstain from any act or omission capable of leading to the termination of the Contract.


                                                              --o0o--

Exhibit E-1
[GRAPHIC OMITTED]



Exhibit E-2
[GRAPHIC OMITTED]

                                       CONTRACT AREA: JATILUHUR, ONSHORE W.JAVA
                                                     Page F-1
                                                    EXHIBIT "F"


This Exhibit "F", THE MEMORANDUM OF PARTICIPATION, is attached to and made an integral part of the Contract between:


                             PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

                                                         and

                                              SABA JATILUHUR LIMITED


                            dated this 22nd day of September  1997

                                            MEMORANDUM OF PARTICIPATION


The Operating Agreement between CONTRACTOR and the Indonesia Participant referred to in subsection 15.3 of Session XV of the Contract shall embody, inter alia, the following main principles:

1. PERTAMINA shall be the Operator of the venture under properly defined rights and obligations and PERTAMINA and SABA JATLUHUR LIMITED shall be the representatives of this venture to the JOB.

2. Authorized representatives of both parties shall meet periodically for the purpose of reviewing the venture's operations. All decisions shall be taken by majority vote except in case of terminating the Contract which decision shall require the unanimous consent of both parties. However, if either party wishes to withdraw from the venture it shall transfer without cots its undivided interest to the other party.

3. Both parties shall have the obligation to provide or cause to provide their respective proportions of such finance and such currencies as may be required from time to time by the Operator for the operations envisaged under the Contract. The effects of a Party's failure to meet calls for funds within the prescribed time limits shall be provided.

4. In respect of any Exploratory Drilling Operations, a "nonconsent" provision shall be made which assures the Indonesian Participant that it does not have to participate in such Operations in the Work Program and Budget and which, in case of success, adequately compensate the party participating in such operations for the costs and risks incurred by the latter.

5. Subject to adequate lifting tolerances, each party shall offtake at CONTRACTOR's point of export its production entitlement in its proportionate share of any portion of the Crude Oil which PERTAMINA elects not to take in kind, both as provided under the Contract. However, if the Indonesian Participant is not in a position to market such quantity wholly or partly, it shall in respect of the quantity which it cannot market itself have the option under an adequate notification procedure : either to require CONTRACTOR (or its associates if CONTRACTOR so desires) to purchase that quantity, or to lift that quantity at later date under an adequate procedure.

6. In respect of any quantity to be purchased from the Indonesian Participant by CONTRACTOR (or its associates) the price in respect of each quality Crude Oil shall be :

         (i) For Crude Oil to be delivered for local consumption under the terms of the Contract fifteen percent (15%) of the price as provided in Section VII or as otherwise provided for in the Contract.

         (ii) For all other Crude Oil, the weighted average net realized price received by CONTRACTOR for comparable types and quantities sold by it during the Calendar Year involved minus five percent (5%).

         If Natural Gas (associated gas and non-associated gas) is encountered in Commercial quantities, special provision shall be drawn up having due regard inter alia, to the long term character of Natural Gas Supply Contracts.